                                                                       EXHIBIT 4

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION AND PROSPECTUS REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE ONTARIO SECURITIES ACT AND THE QUEBEC SECURITIES ACT, AND ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF NORTH AMERICAN VACCINE, INC. THAT (A) THIS SECURITY AND ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION OF THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(1) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (2) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) AND IN EACH OF ITEMS (1) THROUGH (3) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY, OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY FROM IT, OTHER THAN UPON TRANSFER PURSUANT TO ITEM (2) OR (3) OF CLAUSE (A) AS A CONSEQUENCE OF WHICH THIS LEGEND IS REMOVED OR REMOVABLE, OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

        THIS SECURITY, ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF ANY SUCH SECURITIES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY IN THIS OFFERING, AND ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                          NORTH AMERICAN VACCINE, INC.
                          4.5% CONVERTIBLE SECURED NOTE
                                    DUE 2003

        No. 1                                                     U.S.$9,000,000

        NORTH AMERICAN VACCINE, INC., a corporation duly organized and existing under the laws of Canada (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to BIOCHEM PHARMA,INC. or its registered assigns, the principal sum of NINE MILLION United States Dollars on November 13, 2003 upon surrender hereof to the Paying Agent, and to pay interest thereon from the date of original issuance of Securities pursuant to the Indenture or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 13 and November 13 in each year, commencing May 13, 1999 at the rate of 4.5% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 30 or October 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notice of a Special Record Date shall be given to Holders of Securities not less than 10 days prior to such Special Record Date. Payment of the principal of and premium, if any, and interest on this Security will be made in same day funds at the office or agency of the Company maintained for that purpose pursuant to Section 1002 of the Indenture, in each case in such coin or currency of the United States of America as of the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest in respect of Securities may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to a dollar account maintained by the Holder with a bank in New York, New York.

        The Company will pay to the Holder of this Security who is a non-resident of Canada (within the meaning of the Income Tax Act (Canada)) such additional amounts ("Canadian Additional Amounts") as may be necessary in order that every net payment of the principal of and premium, if any, and interest on this Security (including payment on redemption or repurchase), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge required by law to be deducted or withheld from a payment of principal, premium or interest on this Security and imposed upon or as a result of such payment by the Government of Canada or of any province or territory thereof or by any authority or agency thereof or therein ("Taxing Jurisdiction") ("Canadian Tax"), will not be less than the amount provided for in this Security to be then due and payable; provided that no Canadian Additional Amounts will be payable with respect to a payment or credit made to a Holder of, or on behalf of an owner of a beneficial interest in, this Security (i) with whom the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or credit, or (ii) which is subject to Canadian Taxes by reason of its being connected with Canada or any province or territory thereof (including, without limitation, by reason of such person being, or being deemed to be, a resident of Canada (within the meaning of the Income Tax Act (Canada)) or carrying on business or being deemed to carry on business (within the meaning of such Act) in Canada whether in or through a permanent establishment or fixed base in Canada or otherwise) otherwise than by the mere holding of this Security or the receipt of payments or credits thereunder or
(iii) that could obtain an exemption from, or reduction in, the applicable Canadian Tax by satisfying reporting or certification requirements imposed by the relevant Taxing Jurisdiction and that fails to do so (such a Holder or owner being referred to herein collectively as a "Canadian Excluded Holder").

        The Company will also pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts ("U.S. Additional Amounts," and, together with Canadian Additional Amounts, "Additional Amounts") as may be necessary in order that every net payment of the principal of and premium, if any, and interest on this Security (including payment on redemption or repurchase), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein ("U.S. Tax," and, together with Canadian Tax, "Taxes"), will not be less than the amount provided for in this Security to be then due and payable; provided that no U.S. Additional Amounts will be payable to such a Holder with respect to:

        (a) any U.S. Tax that would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, shareholder of or possessor of a power over such a Holder that is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, or a foreign private foundation or foreign tax-exempt entity for U.S. tax purposes, or a corporation that accumulates earnings to avoid U.S. federal income tax;

        (b) any U.S. Tax that would not have been so imposed but for the presentation by such Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

        (c) any U.S. Tax that is an estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

        (d) any U.S. Tax that would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of such Holder (or owner of a beneficial interest in this Security), if compliance is required by statute or by regulation of the United States as a precondition to relief or exemption from such U.S. Tax;

        (e) any U.S. Tax that is payable otherwise than by deduction or withholding from payments of principal or premium, if any, or interest on this Security;

        (f) any U.S. Tax imposed on a Holder that actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or that is a controlled foreign corporation related to the Company through stock ownership;

        (g) any U.S. Tax imposed on a Holder that is a partnership or a fiduciary or other than the sole beneficial owner of such payment, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of U.S. Additional Amounts had the beneficial owner, member, beneficiary or settlor directly been the Holder of this Security; or

        (h) any combination of items (a), (b), (c), (d), (e), (f) and (g).

        (The Holder of this Security with respect to which any of the listed U.S. Taxes becomes payable is referred to herein as a "U.S. Excluded Holder," and U.S. Excluded Holders, together with Canadian Excluded Holders, are referred to herein as "Excluded Holders." For purposes of this Security, a "United States Alien" is any person who, for U.S. federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.)

        The Company will make any deduction or withholding, and remit the full amount deducted or withheld to the relevant authority, in accordance with applicable law. The Company will furnish the Holder of this Security, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless the Holder of, or each owner of a beneficial interest in, this Security (other than an Excluded Holder) and upon written request will reimburse the Holder, or such owner of a beneficial interest, for the amount of (i) any Taxes levied or imposed on and paid by the Holder, or such owner of a beneficial interest, as a result of payments made with respect to this Security, (ii) any liability (including penalties, interest and reasonable expenses) arising from or with respect to Taxes, and (iii) any Taxes imposed with respect to payment of Additional Amounts or any reimbursement pursuant to this sentence.

        Notwithstanding the foregoing, the Company shall not be obligated to pay Additional Amounts in respect of payments becoming due on this Security more than 15 days after the redemption date for a redemption described on the reverse hereof except to the extent that the Company's obligations to pay such Additional Amounts does not arise from the Tax Law Change that resulted in such redemption.

        At least 30 days prior to each date on which any payment under or with respect to this Security is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee and the Paying Agent an Officers' Certificate stating the fact that such Additional Amounts will be payable and setting forth the amounts so payable and other information necessary to enable the Trustee and the Paying Agent to pay such Additional Amounts to the Holder or owners of a beneficial interest in this Security, as the case may be, on the payment date.

        Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any Taxes. Whenever in this Security there is a reference, in any context, to the payment of the principal of or premium, if any, or interest on, or in respect of, this Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of this Security. Express mention of the payment of Additional Amounts (if applicable) in any provision of this Security shall not be construed as excluding Additional Amounts in those provisions of this Security where such express mention is not made.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal

        Dated: _____________________

[Corporate Seal]                          NORTH AMERICAN VACCINE, INC.

                                          By: _________________________________
                                             Daniel J. Abdun-Nabi, Senior Vice
                                             President-Legal Affairs

                                          By: _________________________________
                                             Lawrence J. Hineline,
                                             Vice President-Finance

        Attest:

        By: ________________________
             Name:

             Title:

        This Security is one of a duly authorized issue of Securities of the Company designated as its 4.5% Convertible Secured Notes due 2003 (herein called the "Securities"), limited in aggregate principal amount to $25,000,000, issued and to be issued under an Indenture, dated as of November 12, 1998 (herein called the "Indenture"), between the Company and Bankers Trust Company as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

        Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time following the date of original issuance of Securities pursuant to the Indenture and on or before the close of business on November 13, 2003, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Business Day next preceding the Redemption Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable Common Shares (calculated as to each conversion to the nearest 1/100th of a share) at a conversion price equal to $8.5406 principal amount for each Common Share (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for that purpose pursuant to Section 1002 of the Indenture, accompanied by written notice to the Company in the form provided in this Security (or such other notice as is acceptable to the Company) that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment
Date), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. If such Security or portion thereof being converted shall have been called for redemption during the period from the close of business on the Regular Record Date to the close of business on the Business Day next preceding the following Interest Payment Date, then the company shall pay interest on such Security or portion thereof until the date of conversion. Subject to the aforesaid requirements no payment or adjustment is to be made upon conversion on account of any interest accrued hereon or on account of any dividends on the Common Shares issued upon conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but, instead of any fractional share the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture.

        In addition, the Indenture provides that in case of certain amalgamations, consolidations, mergers, sales or transfers to which the Company is a party, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such amalgamation, consolidation, merger, sale or transfer by a holder of the number of Common Shares of the Company into which this Security could have been converted immediately prior to such amalgamation, consolidation, merger, sale or transfer, but subject to all requirements necessary to ensure that the Securities will not be subject to Canadian Tax as a result thereof, and assuming such holder of Common Shares is not a Person with which the Company amalgamated or consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be, or an Affiliate thereof and, failed to exercise any rights of election as to the kind or amount of securities, cash or other property receivable upon such amalgamation, consolidation, merger, sale or transfer and further assuming, if such amalgamation, consolidation, merger, sale or transfer occurs prior to the later of 60 days following the date of original issuance of the Securities, that the Security was convertible at the time of such occurrence at the conversion price specified above as adjusted from the date of original issuance of such Security to such time as provided in the Indenture, subject to any requirements necessary to ensure that this Security will be and will remain exempt from Canadian Tax including, without limitation, the requirement in effect on the date hereof that the Holder of this Security shall not under any circumstances be entitled to receive shares, other securities or property, other than securities that are "prescribed securities" as defined in Section 6208 of the Regulations under the Income Tax Act (Canada), in the event that any such amalgamation, consolidation, merger, sale or transfer occurs on or prior to the day that is five years plus one day from the date of original issuance of the Securities. Notwithstanding any provision to the contrary if such amalgamation, consolidation, merger, or transfer occurs on or prior to the day that is 5 years plus one day from the date of original issuance of this Security, a holder of this Security shall not be entitled in any circumstances to convert such Security into any securities, cash or other property (the "Substituted Properties") unless such Substituted Properties are "prescribed securities" with respect to the Security for purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada).

        The Securities are subject to redemption upon not less than 30 and not more than 60 days' notice by mail, at any time on or after November 13, 1999, as a whole or in part, at the election of the Company, at the Redemption Price set forth below (expressed as a percentage of the principal amount), plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

           REDEMPTION PRICE
           ----------------

           100.00%

        in each case together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

        Securities are also redeemable, at the option of the Company, in whole but not in part, under the circumstances described in the next succeeding paragraph, at a Redemption Price equal to 100% of the principal amount thereof plus interest accrued to the Redemption Date and any Additional Amounts; PROVIDED, HOWEVER, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

        If the Company has or will become obligated to pay to the Holder of this Security Additional Amounts, as described on the face of this Security, as a result of any change in, or amendment to, or proposed amendment to, the laws (including any regulations and rulings promulgated thereunder) of the United States or Canada, or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, or proposed amendment to the application or official interpretation of such laws, regulations or rulings (any such change or amendment being herein referred to as a "Tax Law Change"), and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem this Security as a whole but not in part, upon not less than 30 days nor more than 60 days notice to the Holder prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date and any Additional Amounts then payable; provided, that (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of this Security then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the mailing of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an Opinion of Counsel, to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of a Tax Law Change. The Company's right to so redeem this Security shall continue as long as the Company shall have made payments of Additional Amounts specified on the face of this Security.

        If a Change in Control occurs, the Holder of this Security shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, as provided in the Indenture, by delivery of Common Shares having a fair market value equal to the Repurchase Price; PROVIDED that payment may not be made in Common Shares unless at the time of payment such Shares are listed on a national securities exchange or quoted on Nasdaq. For purposes of this paragraph, the fair market value of Common Shares shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding the second Trading Day immediately preceding the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security and express mention of such Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price in those provisions of this Security when such express mention is not made.

        In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        The indebtedness evidenced by this Security is, in all respects, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, except with respect to the Collateral as provided in the Security and Pledge Agreement, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

        If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, and, under certain limited circumstances, by the Company and the Trustee without the consent of the Holders. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange except as provided in the Indenture, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, except as provided in this Security, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

                                CONVERSION NOTICE

To North American Vaccine, Inc.

        The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or a multiple thereof) designated below, into Common Shares in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for a fractional share and any Security representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the close of business on the related Interest Payment Date, this Notice is accompanied by payment in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal of this Security to be converted (unless this Security has been called for redemption, in which event the amount payable to accompany this Notice shall be determined in accordance with the Indenture). If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

                                                _______________________________

Dated: ____________________________             _______________________________
                                                Signature(s)

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to SEC Rule 17Ad - 15, if Common Shares are to be delivered, or Securities to be issued, other than to and in the name of the registered owner.

___________________________________
Signature Guarantee

        Fill in for registration of Common Shares if they are to be delivered, or Securities if they are to be issued, other than to and in the name of the registered owner:

___________________________________
(Name)

___________________________________
(Street Address)

___________________________________
(City, State and zip code)

(Please print name and address)

Register:     ___________           Common Shares
              ___________           Securities

(Check appropriate line(s)).

Principal amount to be converted (if less than all):      $_____________,000

                                ________________________________________________
                                Social Security or other Taxpayer Identification Number of owner

                                 ASSIGNMENT FORM

        For value received ____________________________________hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please insert social security or other Taxpayer Identification Number of assignee ______________) the within Security, and hereby irrevocably constitutes and appoints __________________________ attorney to transfer the said security on the books of the Company, with full power of substitution in the premises.

        In connection with any transfer of the within Security within two years of the date of original issuance of such Security (unless such Security has been sold pursuant to a registration statement that was effective at the time of such transfer), the undersigned confirms that such Security is being transferred:

               To North American Vaccine, Inc., or a subsidiary thereof; or In an exempt transaction pursuant to and in compliance with the Securities Act; or

               Pursuant to and in compliance with Rule 144 under the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

               The transferee is an Affiliate of the Company.
Dated: ___________________                 ____________________________________
                                           Signature(s)

                                            Signature(s) must be guaranteed by
                                            an eligible guarantor institution
                                            (banks, stockbrokers, savings and
                                            loan associations and credit unions
                                            with membership in an approved
                                            signature guarantee medallion
                                            program) pursuant to SEC Rule
                                            17Ad-15 if Common Shares are to be
                                            issued, or Securities to be
                                            delivered, other than to or in the
                                            name of the registered Holder.

                                            ___________________________________
                                            Signature Guarantee

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have this Security purchased by the Company pursuant to
Section  1401 of the Indenture, check the Box:

        If you wish to have a portion of this Security (which is $1,000 or an integral multiple thereof) purchased by the Company pursuant to Section 1401 of the Indenture, state the amount you wish to have purchased:

$____________________

Date: _______________               Your Signature(s):_________________________

                                    Tax Identification No.:____________________

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:___________________________________________________________

        The signature to this option of Holder to elect purchase should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to SEC Rule 17 Ad - 15.

                          CERTIFICATE OF AUTHENTICATION

        This is one of the Securities referred to in the within-mentioned Indenture.

Dated:_____________________                 BANKERS TRUST COMPANY,
                                            as Trustee


                                            By:________________________
                                               Authorized Signatory